UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2024

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 20, 2024, Herbalife Ltd. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the appointment of John DeSimone as Chief Financial Officer of the Company, effective March 17, 2024. This Amendment No. 1 on Form 8-K/A is being filed to supplement the disclosure contained in Item 5.02 of the Original Form 8-K by providing additional information regarding the compensatory and other arrangements entered into with Mr. DeSimone in connection with his appointment as Chief Financial Officer. The Original Form 8-K otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, the Company and Herbalife International America, Inc. executed an employment agreement with John DeSimone in connection with his appointment as the Company’s Chief Financial Officer (the “CFO Employment Agreement”), effective March 17, 2024. The CFO Employment Agreement has a term through March 26, 2026, and entitles Mr. DeSimone to an award of stock appreciation rights (“SARs”) having a grant date fair value of $7,250,000. The SARs vest in two installments, 50% on the first anniversary of the date on which they were granted (the “Grant Date”), and 50% on the second anniversary of the Grant Date. The SARs award has a ten-year term. Notwithstanding the foregoing, if: (i) Mr. DeSimone voluntarily resigns as Chief Financial Officer prior to the second anniversary of the Grant Date or is terminated for “cause” (as defined in the applicable award agreement), all unvested SARs will be forfeited; (ii) Mr. DeSimone is terminated as Chief Financial Officer without “cause”, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, a pro-rata portion of the SARs award will immediately vest based on the number of full months Mr. DeSimone was employed by the Company during the applicable vesting period, or (iii) Mr. DeSimone is involuntarily terminated from his position as Chief Financial Officer within twenty-four (24) months following a “change in control” (as defined in the Company’s 2023 Stock Incentive Plan, as amended from time to time (the “Plan”)), the SARs are subject to acceleration as provided in Section 15(c) of the Plan.

The foregoing description of the CFO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

March 28, 2024	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary